UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2011

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On May 19, 2011, the registrant announced the appointment of John P. Phelan to its Board of Directors effective May 18, 2011.  A copy of the press release announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Phelan, age 64, served as Chairman, President and CEO of Munich Re America Corporation and Munich Reinsurance America, Inc. and the President and CEO and director of Munich American Holdings Corporation, and Munich-American Holding Corporation from 2002 through 2007.  He was the Vice Chairman of Munich Reinsurance Company of Canada from 2002 through 2007, where he served as director from 1984 through 2007 and President from 1986 through 2002.  Mr. Phelan was the President and Chairman and a director of Munich Holdings, Limited from 1985 through 2007 and served as a director and President (1998-2002) and Vice Chairman (2002 – 2007) of Temple Insurance Company.  Mr. Phelan was a director of Munich Reinsurance Company,  Munich-American RiskPartners, Inc., Munich-American Global Services, Inc., Munich Re America Brokers, Inc., Munich Re America Services, Inc., Princeton Eagle West (Holdings), Inc., Princeton Eagle Holding (Bermuda) Ltd., the Princeton Excess and Surplus Lines Insurance Company Inc., Munich Re America Corp., American Alternative Insurance Corporation,  Munich-American RiskPartners, Ltd., Princeton Eagle Insurance Company, Ltd. and Princeton Eagle West Insurance Company, Ltd. from 2002–2007.

Mr. Phelan has been named to the Audit Committee, Compensation Committee and Nominating and Governance Committee.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant
dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
Executive Vice President and
Chief Financial Officer

Dated:  May 20,  2011

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of the registrant,
	Dated May 19, 2011	5